Exhibit 99.1


         Moldflow Reports First Fiscal Quarter 2004 Results;
         Reports Significant Growth in Revenues and Earnings


    WAYLAND, Mass.--(BUSINESS WIRE)--Oct. 23, 2003--Moldflow Corporation (NASDAQ: MFLO) today announced the results for its first fiscal quarter of 2004. Worldwide revenues of $9.5 million for the quarter ended September 27, 2003 represented a 15% increase from the corresponding quarter of fiscal 2003. For the first fiscal quarter of 2004, Moldflow reported net income, as measured under generally accepted accounting principles ("GAAP"), of $417,000, or $0.04 per diluted share, compared to net income of $15,000, or $0.00 per share, during the same quarter of fiscal 2003.
    Roland Thomas, Moldflow's president and CEO said, "We are pleased to report results for the first fiscal quarter of 2004 that are in line with our expectations for the quarter and which reflect the improving long-term business conditions in many of our markets and the trends we have noted over the last several quarters. Our operating results are particularly gratifying as they reflect continued growth in product revenues on a year-over-year basis, both in absolute terms and on a constant currency basis. In addition, we achieved meaningful growth in earnings."
    He continued, "As we entered this fiscal year, we set out a plan to manage the company for growth with increased profitability and cash flows, while continuing our investments in research and development and in the distribution channels appropriate to reach our global customer base. We met the milestones necessary to deliver on those objectives during the first quarter, achieving both earnings growth and positive cash flow from operations. To address the opportunities available to us to expand our revenue base through alternate distribution channels, we appointed a director of strategic alliances who comes to us with significant experience in the design and engineering software industry."
    Thomas noted, "Our research and development activities resulted in the introduction of Moldflow Manufacturing Solutions(TM) (MMS(TM)) 1.1 in September 2003. This release contains innovative product features created in direct response to the needs of our customers, and demonstrates our ability to rapidly tailor our product development plans to the market's evolving requirements. At the end of the second quarter, we plan to release the English-language version of our plant-wide production monitoring product. This product suite, acquired last year, has shown meaningful sales volume in its initial French-language release. The release of this product in English will complement our existing MMS capabilities and will allow us to bring a full suite of production and process monitoring solutions to our global customer base. Also, by quarter-end, we plan to ship the next major release of Moldflow Plastics Advisers(R) (MPA(R)), containing significant new capabilities targeted at engineers who use our Design Optimization products during the initial stages of part and mold design. By expanding the breadth of analysis capabilities in MPA, we seek to deliver enhanced cost-effective simulation capabilities to a wider mid-market audience."
    He concluded, "The results for the first quarter provide a solid foundation for achievement of our plans for the fiscal year. We will continue to execute on our strategy to be the leading global provider of plastics focused automation and optimization solutions to the global manufacturing industry."

    First Quarter Highlights

    First quarter 2004 revenues totaled $9.5 million and represented an increase of 15% over the same period in the prior year. Excluding the impact of movements in foreign currency exchange rates, total revenues increased 8% over the corresponding period of the prior year. On a sequential basis, total revenues in the first fiscal quarter decreased 4%, while the decrease in revenues on a constant currency basis was 5%.
    Total product revenues for the first quarter of fiscal 2004 of $4.4 million increased by 18% over the same quarter of fiscal 2003 and decreased 9% sequentially from the preceding quarter, consistent with seasonal trends. On a constant currency basis, product revenues increased 10% over the same quarter of fiscal 2003 and decreased 9% sequentially from the preceding quarter. Revenues from Manufacturing Solutions products during the first quarter represented 21% of total product revenues, compared to 26% in the same quarter of the prior year, while first quarter 2004 Design Optimization products accounted for 79% of total product revenues. Services revenues, primarily comprised of revenues from maintenance and support contracts, were $5.2 million for the first quarter of fiscal 2004, up 12% from the same quarter in fiscal 2003 and unchanged from the preceding quarter. On a constant currency basis, services revenues increased 6% from the same quarter in fiscal 2003 and were unchanged from the preceding quarter. On a regional basis, revenues in Asia Pacific represented 40% of Moldflow's total revenue for the first quarter of fiscal 2004, while revenues in the Americas and Europe regions represented 25% and 35% of total revenues, respectively. In total, 102 new customers were added during the quarter.
    As of September 27, 2003, the Company had $52.7 million in cash and marketable securities and no long-term debt. Cash flow from operations in the first fiscal quarter of 2004 was $287,000 and free cash flow was approximately breakeven. Please refer to the Unaudited Condensed Consolidated Statement of Cash Flows attached to this press release for a complete reconciliation of free cash flow to cash flows provided by operating activities as measured under GAAP.
    The Company had a total of 246 employees at September 27, 2003, of which 36 were sales representatives, 74 were in research and development, and the remainder were employed in sales management, marketing, customer support, and general and administrative functions.

    Business Outlook

    The current business outlook is based on information as of October 23, 2003 and is current as of that day only. Moldflow expects revenues for the second fiscal quarter of 2004 to be between $9.8 million and $10.3 million and net income per diluted share, measured under GAAP, to be between $0.01 and $0.03 per share, assuming an effective income tax rate of 37%.
    Moldflow expects free cash flow for the second fiscal quarter of 2004 to be between breakeven and negative $600,000. Free cash flow in Moldflow's outlook is based upon a projection of cash flow from operations of between $400,000 and negative $200,000, which includes the effect of required foreign tax payments, reduced by capital expenditures, including capitalized software development costs, projected to be approximately $400,000.

    Financial Results

    The unaudited condensed consolidated financial statements and supplemental information for the first fiscal quarter ended September 27, 2003 follow.

    Use of Non-GAAP Financial Information

    To supplement our unaudited consolidated financial statements presented on a GAAP basis, we may use a non-GAAP, or "pro forma", measure referred to as free cash flow that we believe is appropriate to enhance an overall understanding of our historical financial performance and future prospects. Free cash flow is among the primary indicators management uses as a basis for evaluating our financial performance as well as for forecasting of future periods. For this reason, and because this measure presents additional information that is not readily ascertainable from the GAAP presentation, management believes this non-GAAP measure can be useful to investors, potential investors and others. The presentation of free cash flow is not meant to be considered in isolation or as a substitute for cash flow from operations prepared in accordance with GAAP.

    Information Dissemination

    Moldflow will host a conference call to discuss the first quarter 2004 results and future outlook at 11:30 a.m. US Eastern time today. A live Webcast of the conference call, together with this press release and supplemental financial information, can be accessed through the Company's Website at www.moldflow.com in the Investor Information section. In addition, the call, press release and supplemental information will be archived and can be accessed through the same link.

    About Moldflow Corporation

    Moldflow (NASDAQ: MFLO) is the leading global provider of automation and optimization software solutions for the plastics injection molding industry. Companies use Moldflow's complete suite of products to address plastic part design issues at the earliest possible stage as well as to maximize productivity and profitability on the manufacturing floor. Moldflow's collaboration with academia, industry, and customers around the world has led to a reputation for constant innovation in the complete design-to-manufacture process. Headquartered in Wayland, Massachusetts, Moldflow has offices and research and development centers in the United States, Europe, Australia, and Asia.

    Note to Editors: Moldflow, Moldflow Manufacturing Solutions, MMS, Moldflow Plastics Advisers and MPA are trademarks or registered trademarks of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

    Cautionary Statement Regarding Forward-Looking Information

    Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward looking statements. Such forward looking statements include, but are not limited to, those regarding Moldflow's or management's intentions, hopes, beliefs, expectations, projections or plans for the future and statements regarding: (i) Moldflow's market leadership and competitive position in its market segments,
(ii) planned new product introductions, and (iii) the Company's business outlook including revenue and earnings guidance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include: (i) with respect to the Company's market leadership and competitive position, the risks that a renewed economic downturn will adversely impact the market for the Company's products, that competitors will emerge with greater resources or unforeseen technological breakthroughs and that our Manufacturing Solutions products will have a longer sales cycle than our Design Optimization products, (ii) with respect to planned new product introductions, the risk that such products will not be completed and released on schedule which could lead to lower revenues in this and other fiscal quarters, and (iii) with respect to the Company's business outlook, the risks that a continued weak world economy will further slow capital spending by the Company's prospective customers, that the Company may not be able to recognize the revenue derived from orders received, that the sales cycle may lengthen based on the larger average deal sizes for our Manufacturing Solutions products, that foreign currency fluctuations may adversely affect our financial results, that our distribution partners will not achieve their revenue objectives, that the overall mix of revenues differs materially from that projected, and that changes in US or foreign tax legislation may result in a higher level of income tax expense than that projected, as well as other risks and uncertainties detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2003 as well as its subsequent quarterly and annual filings. Revenue, earnings and cash flow guidance offered by senior management today represents a point-in-time estimate and is based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. In addition, as noted above, there are numerous factors that may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.


Moldflow Corporation
Unaudited Consolidated Statement of Operations
(in thousands, except per share data)

                                              Three Months Ended
                                        ------------------------------
                                         September 27,  September 28,
                                             2003           2002
                                        --------------  --------------

Revenue:
    Product                                     $4,354         $3,696
    Services                                     5,157          4,605
                                        --------------  --------------
Total revenue                                    9,511          8,301
                                        --------------  --------------

Costs and expenses:
    Cost of product revenue                        638            661
    Cost of services revenue                       629            280
    Research and development                     1,593          1,455
    Selling and marketing                        4,186          4,165
    General and administrative                   1,914          1,650
    Amortization of intangible assets              111            159
                                        --------------  --------------
Total operating expenses                         9,071          8,370
                                        --------------  --------------

Income (loss) from operations                      440            (69)

Interest income, net                               268            287
Other income (loss), net                           (43)            22
                                        --------------  --------------

Income before income taxes                         665            240
Provision for income taxes                         248            225
                                        --------------  --------------
Net income                                        $417            $15
                                        ==============  ==============

Net income per common share:
    Basic                                        $0.04          $0.00
    Diluted                                      $0.04          $0.00
Weighted average shares:
    Basic                                       10,049         10,108
    Diluted                                     10,580         10,371

Moldflow Corporation
Unaudited Condensed Consolidated Balance Sheet
(in thousands)

                                         September 27,    June 30,
                                             2003           2003
                                        --------------  --------------

Assets
Current assets:
    Cash and cash equivalents                  $40,725        $38,320
    Marketable securities                       11,932         13,820
    Accounts receivable, net                     5,037          6,147
    Inventories, prepaid expenses and other
     current assets                              5,302          5,011
                                        --------------  --------------
       Total current assets                     62,996         63,298

Fixed assets, net                                3,890          3,891
Goodwill and other intangibles assets, net      10,245         10,355
Other assets                                     1,347          1,933
                                        --------------  --------------
       Total assets                            $78,478        $79,477
                                        ==============  ==============

Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                            $1,545         $1,684
    Accrued expenses                             7,047          7,439
    Deferred revenue                             7,312          8,551
                                        --------------  --------------
       Total current liabilities                15,904         17,674

Deferred revenue                                   596            513
Other long-term liabilities                        576            641
                                        --------------  --------------
       Total long-term liabilities               1,172          1,154
                                        --------------  --------------
       Total liabilities                        17,076         18,828
                                        --------------  --------------

Stockholders' Equity:
    Common stock                                   102            102
    Treasury stock                                (823)          (926)
    Additional paid-in capital                  62,933         62,867
    Accumulated deficit                         (3,673)        (4,090)
    Accumulated other comprehensive income       2,863          2,696
                                        --------------  --------------
       Total stockholders' equity               61,402         60,649
                                        --------------  --------------

       Total liabilities and stockholders'
        equity                                 $78,478        $79,477
                                        ==============  ==============

Moldflow Corporation
Unaudited Condensed Consolidated Statement of Cash Flows
(in thousands)

                                              Three Months Ended
                                        ------------------------------
                                         September 27,  September 28,
                                             2003           2002
                                        --------------  --------------

Cash flows provided by (used in)
 operating activities                             $287          $(267)
Cash flows provided by investing
 activities                                      1,579          1,151
Cash flows provided by (used in)
 financing activities                              169           (732)
Effect of exchange rate changes on cash
 and cash equivalents                              370           (427)
                                        --------------  --------------
Net increase (decrease) in cash and cash
 equivalents                                     2,405           (275)

Cash and cash equivalents, beginning of
 period                                         38,320         47,634
                                        --------------  --------------

Cash and cash equivalents, end of period       $40,725        $47,359
                                        ==============  ==============


Reconciliation of the Unaudited Condensed Consolidated Statement of Cash Flows prepared in accordance with GAAP to free cash flows:

                                              Three Months Ended
                                        ------------------------------
                                         September 27,  September 28,
                                             2003           2002
                                        --------------  --------------


Cash flows provided by (used in)
 operating activities                             $287          $(267)
Purchases of fixed assets                         (310)          (290)
                                        ---------------  -------------

Free cash flows                                   $(23)         $(557)
                                        ===============  =============


    CONTACT: Moldflow corporate contact:
             Dawn Soucier, 508-358-5848 x234
             dawn_soucier@moldflow.com
             or
             Investor relations contact:
             Suzanne MacCormack, 508-358-5848 x239
             suzanne_maccormack@moldflow.com